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                                                                       EXHIBIT 5
            [LETTERHEAD OF SANDERS, BARNET, GOLDMAN, SIMONS & MOSK]

                                  May 30, 2000



Trio-Tech International
355 Parkside Drive
San Fernando, California 91340

                    Re: Registration Statement on Form S-3
                        ----------------------------------

Ladies and Gentlemen:

     We have assisted Trio-Tech International, a California corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of an aggregate of 686,350 shares of the Company's Common Stock, no par value (the "Shares"), of which 37,500 have been issued and the remainder of which are issued or issuable pursuant to the exercise of certain warrants and an option, pursuant to the Company's Registration Statement on Form S-3 (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission").

      In rendering the opinions hereinafter expressed, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction as being true reproductions of originals, of all such documents, records, agreements and other instruments, including the Registration Statement, as we have deemed necessary and appropriate for the purpose of this opinion.

     Without limiting the generality of the foregoing, in our examination, we have assumed without independent verification that (i) each of the parties thereto has duly and validly executed and delivered each instrument, document, and agreement to which such party is a signatory, (ii) each natural person executing any such instrument, document, or agreement is legally competent to do so, (iii) all documents submitted to us as originals are authentic, the signatures on all documents that we examined are genuine, and all documents submitted to us as certified, conformed, photostatic or facsimile copies conform to the original document, and (iv) all corporate records made available to us by the Company are accurate and complete.


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     Based upon the foregoing, and having regard to legal considerations and other information that we deem relevant, we are of the opinion that the Shares have been duly authorized, the Shares which have been issued are validly issued, fully paid and nonassessable, and, as to the Shares that are not yet issued, when and to the extent such Shares are issued in accordance with the terms of the applicable warrant or option, such Shares will be validly issued, fully paid and non-assessable.

     We express no opinion herein as to the laws of any state or jurisdiction other that the laws of the State of California and the federal laws of the United States of America.

     We hereby consent to this filing of this opinion as an exhibit to the Registration Statement and the reference to this firm therein. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

                                Very truly yours,

                                SANDERS, BARNET, GOLDMAN, SIMONS &
                                MOSK, A Professional Corporation


                                By: /s/ Deborah L. Gunny
                                    ------------------------
                                    Deborah L. Gunny

DLG/tbm